Unit 9, (Erf. 205/86), Sycamore Park, 36 Sycamore Crescent, Atlas Gardens Business Park

Lease period: 01/04/2022 to 31/08/2023

AGREEMENT OF LEASE

made and entered into by and between

MONTPROP BELEGGINGS (PROPRIETARY) LIMITED

(Registration number: 1995 / 009847 / 07)

Hereinafter called the "LANDLORD"

and

LEATT CORPORATION (INCORPORATED IN THE STATE OF NEVADA)

(Registration Number: 2007 / 032780 / 10)

(VAT registration number: N/A)

Hereinafter called the "TENANT"

SCHEDULE

Section

1.	Name of Building:	**Sycamore Park**
2.	Address of Building:	**36 Sycamore Crescent** **Atlas Gardens Business Park** 7441
3.	Description of premises:	**Unit 9** **Erf 205/86** **ATLAS GARDENS** 7441
4.	Lease period:	**11 (Eleven) Months plus 6 (Six) Months** Occupation date: **1 March 2022** (Beneficial occupation, service costs to be paid) Commencement date: **1 April 2022** Termination date: **31 August 2023**
5.	Renewal period:	**2 (Two) Years** To be exercised by the Tenant in writing to reach the Landlord not later than **31 May 2023**

6. Basic rental for the lease period:

11 Months: R 27 625.00	**1 April 2022 to 28 February 2023** (Twenty Seven Thousand Six Hundred and Twenty Five rand only) per month, exclusive of Value Added Tax
6 months: R 29 835.00	**1 March 2023 to 31 August 2023** (Twenty Nine Thousand Eight Hundred and Thirty Five rand only) per month, exclusive of Value Added Tax

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7.	*Domicilium citandi et executandi* of the Landlord: MONTAGUE GARDENS 7441	7 Alternator Park 7 Alternator Avenue 7551	PO Box 2239 DURBANVILLE
8.	*Domicilium citandi et executandi of the tenant*	The premises	
9.	Amount of deposit (rent)	R 59 670.00 R 00.00 R 59 670.00	(As per Clause 6) (Held by us) (To be paid)
10.	Lease costs:	R 650.00	plus VAT (Refer clause 16)

11. Represented by: Name: **Sean Macdonald**
Identity Number: **770514 5108 087**

12. Usage: **The tenant shall use the premises only for the purpose of Administration, Storage and Distribution of Personal Protective Equipment and related activities and for no other purpose without the Landlords written permission, which shall not be unreasonably withheld.**

13. Conditions:

a. **The Landlord is not responsible for air conditioners as Montprop does not install or maintain any air conditioners.**

If an existing air conditioner was left behind by a previous occupant and the current Tenant wishes to use it, any maintenance and repairs is for the Tenants own account.

b. **Tenant may install an air conditioner at his cost in the Unit. Only split level types to be installed and the condenser unit must be mounted on the inside wall.**

No installations allowed on the building face walls.

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14. a) Special Conditions:

14.a.1 **Lease to be signed and returned within 3 days.**

14.a.2 **Tenant needs to make application for the Electricity Supply to the Unit from Eskom and Eskom requires a complete signed copy of this lease as proof of tenancy.**

14. b) Special Conditions:

14.b.1 **Rental for the first year shall be R 27 625.00 (Twenty Seven Thousand Six Hundred and Twenty Five Rand) per month, (exclusive of vat).**

14.b.2 **Escalation shall be 8% per annum**

14.b.3 **Rental, security, water and services (plus vat) to be paid directly into the landlord's bank account on the 1st day of each month.**

14.b.4 **A deposit, equal to Two months rental as payable for the last month of the lease period, as well as the first months rental shall be paid on signature of this lease.**

15. The following Annexures form part of this lease:

Annexure "A"	-	General Conditions of Lease
Annexure "B"	-	Insurance Regulations
~~Annexure "C"~~	-	~~Suretyship/s~~ 17/02/2022

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TENANT / LESSEE

THUS DONE AND SIGNED BY / ON BEHALF OF THE TENANT

AT Durbanville ON 17 February 2022

AS WITNESSES

1. [signature] [signature]

Signature for Tenant:

Sean Macdonald CEO

Full names of person signing: Capacity

2. ______________ ______________

Signature for Tenant:

______________ ______________

Full names of person signing: Capacity

(who warrants/s that they/ he have/has been duly authorized)

LANDLORD

THUS DONE AND SIGNED BY / ON BEHALF OF THE LANDLORD

AT Montague Gardens ON 24 February 2022

AS WITNESSES

1. C. Boshoff. [signature]

Signature for Landlord:

Gideon Jacobus Relief Director

Full names of person signing: Capacity:

2. G. Henry ______________

Signature for Landlord:

______________ ______________

Full names of person signing: Capacity:

(who warrants/s that they/ he have/has been duly authorized)

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ANNEXURE "B"

The Insurance companies require these specific conditions to be adhered to by the Tenant.

In addition to point **10.** under **Tenant's rights and obligations in Annexure "A"**, with specific reference to **10.17 Undertaking** and **10.18 Insurance**, the following are specific requirements that the Tenant shall adhere to:

1. All fire extinguishing apparatus on site must be serviced annually by a SANS 1475 approved company and must be kept clear from obstruction at all times. Fire extinguishers should be mounted and kept on wall brackets in easily accessible positions.

2. **Fire hose reels may not be used for any purpose other than fire extinguishing.**

3. All fire escapes must be kept clear from obstruction at all times.

4. Smoking is an unsafe practice and is prohibited within the building.

5. All industrial gas cylinders must be securely chained in the upright position.

6. The permanent use of extension leads is an unsafe practice and increases the exposure to fire. With regards to the use of multi-plugs (cord extension sets) only the type fitted with a SABS approved 16 Amp circuit breaker and earth leakage unit should be used.

7. Goods must not be stored directly underneath or near any light fitting.

Please Note:

Only the building is insured by the LANDLORD therefore the TENANT needs to take the necessary steps to insure the Contents, Equipment and Stock kept or stored inside the unit.

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ANNEXURE "A'

GENERAL CONDITIONS OF LEASE

1. **INTERPRETATION**

1.1 In this Agreement, unless the context otherwise indicates:

"the Landlord"	means the company identified as such on page 1 of the Agreement of Lease.
"the Tenant"	means the entity identified as such on page 1 of the Agreement of Lease.
"the Premises"	means the premises let in terms of this lease and as described in Section 3 of the Schedule.
"the Building"	means the building of which the premises shall form a portion.
"the commencement date"	means the date upon which this lease commences.
"the termination date"	means the date upon which this lease terminates.

1.2 The head notes to the paragraphs in this agreement are inserted for reference purposes only and shall not affect the interpretation of any of the provisions to which they relate.

1.3 Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include females and words importing persons shall include companies, partnerships and body corporate.

2. **THE PREMISES**

The Landlord hereby lets to the Tenant who hereby rents the premises for the lease period upon the terms and conditions set out herein.

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3. LEASE PERIOD

3.1 The lease shall be for the period stated in Section 4 of the Schedule.

3.2 If the Landlord is unable to give the Tenant occupation of the premises on the commencement date stipulated in section 4 of the Schedule by reason of the premises being incomplete, or in a state of disrepair, or by reason of the existing tenant not having vacated the premises, or by reason of any other fact, the Tenant shall have no claim for damages or right of cancellation and shall accept occupation on such later date on which the premises are available. In the event of such a delay the commencement date shall be the date on which the premises shall become available for occupation and the termination date shall be extended accordingly.

3.3 Notwithstanding any of the abovementioned provisions, this lease shall only become binding upon the Parties when signed by or on behalf of the Landlord, until which time the Tenant shall have no right of occupation whatsoever and neither party will have any claim to the existence of a tenancy, verbal or written, as a result of:

3.3.1 negotiations having been conducted or concluded;

3.3.2 this lease having been drafted, and signed by the Tenant or Landlord only;

3.3.3 the acceptance by the Landlord or its agents or employees of any payment of rental or deposit or the giving of possession of the premises to the Tenant.

3.4 Notwithstanding the provisions of 3.3 above, should the Tenant with the knowledge of the Landlord :

3.4.1 have signed the Lease ;

3.4.2 have taken possession of the premises ;

3.4.3 have paid any rent or deposit in terms of the lease ;

then a binding Agreement of Lease, on the terms and conditions contained herein, shall be deemed to have come into existence.

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4. PAYMENT OF RENTAL

4.1 The Tenant shall pay the monthly rental in advance free of exchange and without deduction or set-off, on the first day of each and every month to the Landlord by means of an **Electronic Fund Transfer** or a **Stop Order, instituted by the Tenant**. All other outstanding amounts is also payable on the first day of each month can be paid directly into the Landlords bank account as shown on the invoice, or at the *domicilium citandi et executandi* as described in Section 7 of the Schedule or to such other person and/or at such other place as the Landlord may from time to time nominate in writing.

4.2 Should the commencement date not fall on the first day in any particular calendar month, then the rental for the period reckoned from the commencement date to the end of that particular month shall be paid on the commencement date.

4.3 In the event of any amount due by the Tenant to the Landlord not being paid on the due date then the Landlord shall be entitled, but not obliged, to charge interest thereon from the due date at the maximum rate of interest applicable to incidental credit agreements, as published from time to time in the Regulations to the NCA, or the successor to such legislation.

4.4 Should the Landlord so elect to charge interest, this shall not affect or prevent it from exercising the other remedies available to it in terms of this Lease or at law as a result of the Tenant's breach.

5. RENTAL DURING THE LEASE PERIOD

5.1 The basic monthly rental payable by the Tenant to the Landlord during the lease period is set out in Section 6 of the Schedule.

5.2 The Tenant shall pay the basic rental for the first calendar month of this lease on signature hereof by the Tenant, and thereafter monthly in advance on the first day of each calendar month of the remainder of the lease period, directly into the landlords bank account, or at the address set out in Section 7 of the Schedule, or at such other address as the Landlord may notify to the Tenant from time to time.

5.3 All rental and other payments payable by the Tenant in terms of this lease shall be made without demand, free of exchange and without any deduction or set-off whatsoever and if paid in cash, into the Landlords bank account, all bank fees thus incurred will be payable by the Tenant.

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5.4 The Landlord shall be entitled at any time, without assigning any reason therefore, to refuse to accept any payments from the Tenant hereunder made in any mode otherwise than in cash by legal tender, which includes EFT payments.

6. **DEPOSIT**

The Tenant shall, against signature of this agreement by him/her/it, pay a deposit equal to 2 (Two) month's rental, as per the rent payable for the final month of the lease period, to the Landlord. The Landlord shall be entitled to apply this deposit to make good any of the obligations of the Tenant in terms of this lease. The deposit shall be retained by the Landlord in trust until expiry of the lease and the Tenant shall not be entitled to offset rental and costs or any other amounts owing hereunder against the deposit. The deposit shall be repaid by the Landlord to the Tenant within 30 (thirty) days after the expiry of this lease, subject to the proper performance of its obligations by the Tenant. It is agreed that interest accrued on the deposit shall contribute towards minor repairs, cleaning and painting that may be required when the Tenant vacates the premises.

7. **OPTION**

N.A.

7.1 The Tenant shall have the right to renew this lease for a further period as set out in Section 5 of the Schedule at a market related rental to be negotiated and mutually agreed to by the Tenant and the Landlord, but which shall not be less than the last month of the existing lease period. This option shall be exercised in writing. 17/02/2022

7.2 If the Tenant remains in the premises for 1 (one) day after the expiry of the current lease, and a new negotiated lease was not concluded and signed by both parties by this date, the renewal period of the existing lease comes into effect, as set out in Section 5 of the Schedule. All the terms and conditions of the existing lease will apply except for the new rental, which will be the rental in the final year of the present lease period, increased by ~~15~~ percent. This new rental will be increased annually by ~~10~~ percent for the duration of the lease.

7.3 The above Clause 7.2 will only apply if the Tenant has paid their rent in full and there are no arrear amounts reflecting on their account.

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8. **SECURITY COSTS**

The Tenant shall pay his/her/its share of the security costs, if applicable, on a pro-rata basis and in an amount equal to the percentage of space occupied by the Tenant in the building.

9. **INCREASE IN RENTAL IF RATES INCREASE**

9.1 Should -

9.1.1 the rates and/or taxes in respect of the land upon which the building is situated and/or in respect of the building itself be increased at any time(s) during the period of this lease so as to exceed the rates and taxes payable in respect of the building and the land on which the building is situated on the date of signature; or

9.1.2 any new tax(es) be imposed upon the Landlord at any time(s) during the period of this lease in respect of the premises and/or the building and/or the land on which the building is situated;

then and in either such event the Landlord shall be entitled to increase the rental payable by the Tenant to cover those increases or additional imposts..

9.2 Any increase in rental in terms of clause 9.1.1 shall -

9.2.1 take effect from the date on which each such increase in the rate or new taxes becomes effective;

9.2.2 be dealt with as a proportionate increase to the monthly rental. In order to determine the proportionate part of such increase, the increase in rental will be calculated on the basis of the portion of the rental space occupied by the Tenant to the total rentable space in respect of the building on which the charges levied are applied and of which the premises form part. In the event of such charge being levied on an annual basis, then the rental will increase by an amount equal to 1/12th (one-twelfth) of the amount by which such charge is increased.

9.3 Save as hereinbefore otherwise provided, should any dispute arise between the Landlord and the Tenant as to when any increase of rental in terms of this clause becomes effective, the decision of the Auditors of the Landlord for the time being as to such dispute, shall be final and binding on the parties.

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10. **TENANT'S RIGHTS AND OBLIGATIONS**

The Tenant -

10.1 **Electricity**

10.1.1 shall pay for all electricity consumed by the Tenant in or on the premises direct to Eskom, the Cape Town Municipality or the Landlord, whichever is applicable, as per a separate electricity meter serving the premises;

10.1.2 shall pay a monthly network charge if the Landlord is supplying the electricity;

10.1.3 shall pay a deposit as set out in Section 9 b of the Schedule if applicable. The Landlord shall be entitled to apply this deposit to make good any of the obligations of the Tenant as regards payments for Services and Electricity.

10.1.4 shall not alter, interfere with or overload the electrical, lighting or heating installations in the premises;

10.1.5 shall replace from time to time at the Tenant's cost all fluorescent or incandescent light bulbs or tubes used in the premises;

10.1.6 shall notify the Landlord and the relevant Authority should the electrical current to the premises cease or become defective or be interrupted.

10.1.7 where applicable, the tenant shall supply, at the Landlord request, a copy of the Tenants current Eskom account.

10.1.8 N/A

10.1.9 N/A

10.2 **Water and Refuse Removal**

10.2.1 shall, in the event of a separate water meter being installed in the premises, pay for all water consumed on the premises and in the event of no separate water meter being installed, pay a pro rata share, calculated at the ratio of space occupied by the tenant in the building, of all water consumed in the building and shall notify the relevant authority should the water supply to the building cease or become defective or be interrupted;

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10.2.2 shall pay to the authority concerned all sanitary, refuse removal and other local authority charges (other than assessment rates) in respect of the premises, provided that should the Landlord be required to pay any of such amounts, then the Tenant shall on demand refund the amount in question to the Landlord.

10.3 **Maintain Interior**

10.3.1 shall keep and maintain in good order and condition, at the Tenant's cost, the interior of the premises, including all the Landlord's fixtures, fittings and appliances therein and all locks, keys and door handles and all glass windows and doors in respect thereof; and on termination of this lease shall deliver the same to the Landlord in good order and condition, fair wear and tear excepted;

10.3.2 shall maintain and keep the premises clean, as the Landlord shall supply no such service.

10.4 **Alterations**

10.4.1 shall not make any alterations or additions of any nature whatsoever to the premises or the building without the Landlord's prior written consent (which consent shall not be unreasonably withheld) provided that the Tenant shall not at any time or under any circumstances have any claim whatsoever against the Landlord for improvements so effected to the premises or the building unless otherwise agreed to in writing by the Tenant and the Landlord.

10.4.2 if any alterations or additions referred to in clause 10.4.1 are made to the premises or the building with the Landlord's prior written consent, then the Tenant shall, if so required by the Landlord, upon the termination of this lease, reinstate the premises (or building, as the case may be), to the same condition that it was prior to such alterations or additions, fair wear and tear excepted.

10.5 **Fixtures and Fittings**

10.5.1 may at any time install any fixtures, fittings and equipment in the premises for the carrying on of the Tenant's business;

10.5.2 may at any time, and shall prior to the termination of this lease, remove any fixtures or fittings installed in terms of 10.5.1, provided that the Tenant shall at its own cost and expense repair any damage caused by the installation and/or removal of such fixtures or equipment.

10.6 **Notification of Defects**

10.6.1 shall notify the Landlord in writing within 21 days after the commencement date of this lease of any defects in the premises;

10.6.2 shall, if he has not notified the Landlord as aforesaid, be deemed to have acknowledged that the premises were received in good order and condition and the Tenant shall have no claim against the Landlord for any defect, which may subsequently be found therein.

10.7 **Air Conditioners and Blinds**

10.7.1 shall not install any blind, air-conditioner or like device on or adjacent to any window of the premises unless the Landlord has approved the manner of installation in writing, which approval thereof shall not be unreasonably withheld ;

10.7.2 shall remove any blind, air-conditioner or like device affixed in terms of 10.7.1 at the expiration of earlier termination of this lease and re-instate the relevant part of the premises to the same good order and condition as they were at the commencement date.

10.7.3 If an existing air conditioner was left behind by a previous occupant and the current Tenant wishes to use it, any maintenance and repairs is for the Tenants own account.

10.8 **Advertising Signs**

10.8.1 shall not affix or paint any advertising sign on the exterior or on the windows, doors, roof or any other part of the premises without the Landlord's prior written consent and which will not be unreasonably withheld ;

10.8.2 shall maintain the good appearance of any advertising sign erected in terms of 10.8.1 and keep the sign in proper working order;

10.8.3 shall remove any sign affixed or painted in terms of 10.8.1 at the expiration or earlier termination of this lease and re-instate the relevant part of the premises to the same good order and condition as it was at the commencement date.

10.9 **Municipal Regulations**

shall, subject to the provisions of 10.4 above, at its own cost comply with all requirements of the Municipality and/or any other competent Authorities in connection with the conduct of its business in the premises.

10.10 **No Assignment, Subleasing, Etcetera**

10.10.1 shall not cede any of its rights; delegate any of its obligations; or mortgage, pledge or encumber any of its rights under this lease without the Landlord's prior written consent;

10.10.2 shall not sub-let, permit anyone else to occupy, or part with possession of the premises or part thereof without the Landlord's prior written consent, which consent shall not be unreasonably withheld.

10.11 **Floor of Premises**

shall not exceed the loading capacity of the floor (One Thousand Kilograms per square meter) or lay down any floor covering which may subject any part of the floor of the premises to damage of any nature.

10.12 **No Withholding of Payments**

shall not be entitled to withhold, delay or abate payment of any amounts due to the Landlord in terms of this lease by reason of any breach or alleged breach of the Landlord's obligation hereunder.

10.13 **Refuse**

shall ensure that refuse does not remain on or outside the premises, save in the place provided therefore.

10.14 Blockage of Pipes

10.14.1 shall use its best efforts to prevent any blockage of sewerage or water pipes or drain in or connected with the premises;

10.14.2 shall remove at the Tenant's cost any obstruction or blockage in any sewerage, water pipes or drains serving the premises exclusively, and where necessary repair the sewer pipe or drain concerned.

10.15 Nuisance

shall not do anything or permit anything to be done in or on the premises, which may be or may become a nuisance or annoyance to or in any way interfere with the comfort of the other occupants of the Building or Business Park.

10.16 No Claims

shall not, except insofar as caused by the Landlord's negligence, wilfulness or breach of contract, have any claim of any nature against the Landlord for any loss, damage or injury which the Tenant may directly or indirectly suffer by reason of any latent or patent defects in the premises or building, or fire in the premises or building, or theft from the premises or by reason of the premises or building or any part thereof being in a defective condition or state of disrepair or any particular repair not being effected by the Landlord timeously, or arising out of the functioning or malfunctioning of the air-conditioning (if any) serving the premises, or arising out of *vis major* or *causus fortuitus* or any other cause either wholly or partly beyond the Landlord's control, or arising out of any act or omission by any other Tenant of the building. In view of the provisions of this clause, the Tenant is advised to take the necessary steps to insure its interests.

10.17 Undertaking

Undertakes to pay to the Landlord an amount equal to any claim made against the Landlord and in respect of which a judgment has been obtained against the Landlord by any one for any loss, damage or injury suffered in or on the premises or in consequence of any act or omission by the Tenant or the Tenant's servant or agents.

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10.18 **Insurance**

shall not do or omit to do anything, or keep in or on the premises anything, or allow anything to be done or kept in or on the premises, which in terms of any fire insurance policy held from time to time by the Landlord in respect of the building and/or the premises may not be done or kept therein, or which may render any policy(ies) void or voidable and the Tenant shall comply in all respects with the terms of any such policy(ies), provided that if any premium payable in respect of any such policy(ies) is increased:

10.18.1 by reason of the nature or scope of the business which the Tenant carries on in the premises in terms of this lease; or

10.18.2 as a result of the Tenant not complying with the aforesaid provisions;

then without prejudice to any other rights, which the Landlord may have as a result of that breach, the Tenant shall on demand refund to the Landlord the amount of that additional premium.

10.19 **Fire Requirements**

shall at the Tenant's cost install such additional fire fighting equipment as may be required and/or called for by the relevant authorities relative to the business conducted by the Tenant.

10.20 **Building**

10.20.1 shall not be entitled to claim a remission or reduction of rent or cancellation of this lease by reason of building operations necessary to complete the erection of the building, provided that the Landlord shall use its best endeavours to ensure that as little inconvenience as is reasonably possible is caused to the Tenant;

10.20.2 shall not be entitled to claim a remission or reduction of rent or cancellation of this lease by reason of alterations or additions to the building being carried cur by the Landlord from time to time, provided that the Landlord shall use its best endeavours to ensure that as little inconvenience as is reasonably possible is caused to the Tenant.

10.21 Use and Licenses

shall use the premises only in accordance with municipal bye-laws and zoning regulations
shall be liable for obtaining all necessary licenses and permits in respect of the Tenant's business.

10.22 Vacation of Premises

shall on vacating the Premises, forthwith deliver all keys to the Landlord or its agents.

10.23 General Usage

N / A

10.24 Parking Bays

Unless specifically provided for herein, the terms and conditions relating to the use of any parking bays in the building are not stipulated in this agreement of lease and will be arranged separately. The Tenant or his clients / visitors shall not use the driveways or loading areas for temporary or permanent parking nor shall they obstruct any driveway or entrance. The loading zones shall be used exclusively for the purpose of loading and unloading and special care shall be taken by the Tenant that all debris resulting from such loading or unloading activity shall immediately be removed.

11. THE LANDLORD'S RIGHTS AND OBLIGATIONS

The Landlord -

11.1 Maintain Exterior

at its own cost shall keep and maintain the exterior structure and roof of the premises in good order and condition.

11.2 Access

may at any time -

11.2.1 have reasonable access to the premises for the purpose of inspecting or repairing the premises or any part of the building or for any other purpose associated therewith;

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11.2.2 repair or add to the premises;

11.2.3 alter the premises when required to do so by any lawful Authority; provided that the Landlord shall exercise its rights in terms hereof with the least possible inconvenience to the Tenant.

11.3 **Future Tenants**

11.3.1 may display in or near the premises "TO LET" notices during the 3 months immediately preceding the expiration of this lease, provided that the Tenant has not exercised the option referred to in clause 7, and a "FOR SALE" notice at any time during the period of this lease;

11.3.2 may at all reasonable times show any prospective tenants or buyers the interior of the premises;

11.3.3 may display on the premises any notice, which may be required by the Landlord, or any of the Landlord's tenants or prospective tenants in connection with any application for a license for any business to be carried on in the premises.

11.4 **Municipal Regulations**

shall not be obliged to effect any repairs and/or alterations to the premises or the building in order to comply with the requirement of the Municipality and/or other competent Authorities in connection with the conduct of the Tenant's business on the premises.

11.5 **No Warranty**

does not warrant or represent that the premises are fit for any specific purpose or that any permit or license in respect of the premises or the conduct of the Tenant's business therein will be granted or renewed.

12 DESTRUCTION

12.1 Should the premises or the building be destroyed or damaged to an extent which prevents the Tenant from having beneficial occupation of the premises or should the building thereby become substantially untenable or should the premises be destroyed or damaged to a lesser extent than aforesaid, by a cause against which the Landlord is not validly insured, then -

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12.1.1 the Tenant shall have no claim of any nature whatsoever against the Landlord as a result thereof;

12.1.2 the Landlord shall be entitled within 30 days after such destruction or damage to advise the Tenant in writing that it intends to re-instate the premises;

12.1.3 should the Landlord not, within the aforesaid period, notify the Tenant of its intention to re-instate the premises, then the Landlord shall be deemed to have elected to cancel this lease.

12.2 Should the Landlord elect (or be deemed to have elected) to cancel this lease, then the Tenant shall have no claim whatsoever against the Landlord as a result of that cancellation.

12.3 Should the Landlord elect to re-construct the premises, then -

12.3.1 this lease shall not be cancelled and the Landlord shall at its own cost re-instate the premises substantially to its previous state as quickly as possible in the circumstances;

12.3.2 the Tenant shall not be liable for any further rent for as long as it is deprived of beneficial occupation of the premises;

12.3.3 the period of this lease shall be extended by the period during which the Tenant is deprived or beneficial occupation of the whole of the premises, subject to the Tenant agreeing thereto in writing.

12.4 Should the premises be damaged by any cause against which the Landlord is validly insured, but to a lesser extent than that which prevents the Tenant from having beneficial occupation of the premises, then -

12.4.1 this lease shall not be cancelled;

12.4.2 the rental payable by the Tenant shall be reduced pro rata to the extent (if any) by which the Tenant is deprived of beneficial occupation of the premises;

12.4.3 the Landlord shall at its own cost repair the premises as quickly as possible in the circumstances;

12.4.4 the Tenant shall have no claim of any nature whatsoever against the Landlord as a result of the said destruction or damage howsoever arising.

12.5 The provisions of 12.1. and 12.4 above, shall become applicable on signature hereto and shall apply irrespective of whether the contemplated destruction occurs before or after the Tenant has taken occupation of the premises.

12.6 Should a dispute arise between the Landlord and the Tenant in respect of the amount of the rental payable by the Tenant in terms of 12.4.2, then that dispute shall be settled by arbitration in terms of the Arbitration Act, 1965 (as amended from time to time) save that the Arbitrator in such proceedings shall be agreed upon in writing between the Landlord and the Tenant, and failing agreement, nominated by the Chairman or President for the time being of the Law Society of the Cape of Good Hope.

13. <u>BREACH</u>

13.1 Should the Tenant -

13.1.1 fail to pay the monthly rental as provided for in clauses 4 and 5 (after adjustment in terms of clause 9, if applicable) on the due date; or

13.1.2 fail to pay any other amount due by the Tenant in terms of this lease (that is to say any amount other than the said rental) on due date and remain in default for more than 7 days after being notified to do so by the Landlord; or

13.1.3 commit any other breach of any terms of this lease and fail to remedy that breach within a period of 14 days after the receipt of notice to that effect by Landlord; or

13.1.4 repeatedly breach any of the terms of this lease in such manner, as to justify the Landlord in holding that the Tenant's conduct is inconsistent with the intention or ability of the Tenant to carry out the terms of this lease; or

13.1.5 commit an act of insolvency;

then and in any one such event the Landlord shall without prejudice to its rights to damages or to its rights to eject the Tenant from the premises or to any other claim of any nature whatever that the Landlord may have against the tenant as a result thereof-

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13.1.6 be entitled to cancel this lease and to re-enter upon and take possession of the leased property; or

13.1.7 in the case of 13.1.3 be entitled to remedy such breach and immediately recover the total cost incurred by the Landlord in so doing from the Tenant.

13.2 Should the Landlord institute action against the Tenant pursuant to a breach by the Tenant of this lease, then without prejudice to any other rights which the Landlord may have, the Landlord shall be entitled to recover all legal costs incurred by it, including Attorney/Client charges, tracing fees and such collection commission as the Landlord is obliged to pay to its Attorneys, from the Tenant.

13.3 Should the Landlord cancel this lease and the Tenant dispute the Landlord's rights to do so and remain in occupation of the premises pending the determination of that dispute, then -

13.3.1 the Tenant shall continue to pay, on due date, all amounts due by the Tenant in terms of this lease;

13.3.2 the Landlord shall be entitled to recover and accept those payments;

13.3.3 the acceptance by the Landlord of those payment shall be without prejudice to and shall not in any manner whatsoever affect the Landlord's claim to cancellation of this lease or of any other nature whatsoever.

13.4 Should the dispute between the Landlord and the Tenant be determined in favour of the Landlord, then the payments made to the Landlord in terms of 13.3 shall be regarded as damages paid by the Tenant on account of the loss sustained by the Landlord as a result of the holding over by the Tenant of the premises.

13.5 The Landlord shall be entitled at its option to institute any legal proceedings, which may arise out of or in connection with this lease in any Magistrate's Court having jurisdiction, notwithstanding the fact that the claim or value of the matter in dispute might exceed the jurisdiction of such Magistrate's Court in respect of the cause of action.

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13.6 Without prejudice to all or any of the Landlord's rights granted hereunder, should the Tenant fail to pay the said monthly rental or any other sum(s) which may become due by the tenant to the Landlord on due date, then in either or both of such events the Tenant shall pay the Landlord interest thereon at the rate of 3% per annum above the prime bank overdraft rate (as same exists from time to time) from the due date of payment to the actual date of payment. (In the case of a dispute as to the rate so payable, the Manager of the Bank at which the Landlord conducts its current bank account, whose decision shall be final and binding upon the parties, shall verify the rate).

14. **NOTICES AND DOMICILIA**

14.1 The parties hereby choose domicilia citandi et executandi for all purposes under this Agreement of Lease at the following addresses:

TENANT: 23/02/2022

As per Section 8 of the Schedule.
Email sean@leatt.com and lara@leatt.com

LANDLORD: 23/02/2022

As per Section 7 of the Schedule.
Email : admin@montprop.co.za

17/02/2022

14.2 Any notice to any party shall be addressed to it at its domicilium aforesaid and ~~either sent by pre-paid registered post or~~ delivery by hand or by email. In the case of any notice:

14.2.1. sent by email, it shall be deemed 17/02/2022

~~14.2.1 sent by pre-paid registered post, it shall be deemed to have been received; unless the contrary is proved, on the third business day after posting;~~
to have been recieved on business day after emailing to addresses on section 14

14.2.2 delivered by hand, it shall be deemed to have been received, unless the contrary is proved, on the date of delivery, provided such date is a business day or otherwise on the next following business day. 23/02/2022

14.3 Any party shall be entitled by notice in writing to the other, to change it's domicilium to any other address within the Western Cape Province, provided that the change shall become effective only 14 days after service of the notice in question.

14.4 The Tenant shall with effect from the Commencement date be deemed to have changed its domicilium to the Premises.

14.5 In this clause "business day" means any day other than a Sunday or Public Holiday

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15. NO VARIATION

15.1 No variation of this Agreement shall be of force or effect unless it is reduced to in writing and is signed by the Landlord and the Tenant.

15.2 This lease contains all the terms and conditions of this agreement between the Landlord and the Tenant. The parties acknowledge that there are no understandings, representations or terms between the Landlord and the Tenant in regard to the letter of the premises other than those set out herein.

15.3 No act to relaxation on the part of the Landlord in regard to the carrying out of any of the Tenant's obligations in terms of this lease shall prejudice or be deemed to be a waiver of any of the Landlord's rights in terms hereof.

16. COSTS

The lease costs applicable hereon shall be borne by the Tenant and be paid on demand.

17. LANDLORD'S HYPOTHEC

For the duration of this Agreement of Lease all furniture, fittings and fixtures, equipment, stock, etc., brought onto the premises shall be subject to the Landlord's hypothec and shall serve as collateral security for the proper fulfilment by the Tenant of all his obligations in terms of this Agreement of Lease. The Tenant may not pledge or otherwise encumber or dispose of the aforementioned assets or remove them from the premises except in the ordinary course of business.

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